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                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of the 1st day of September, 1999 (the "AGREEMENT"), by and between Infinite Technology Group, Inc., a New York corporation having its principal office at 77 Jericho Turnpike, Mineola, NY 10501 (the "COMPANY") and Paul Wolotsky, with an address at 1729 21st Street, N.W., Washington, D.C. 20009 (the "EXECUTIVE").

                                R E C I T A L S:

     The Company desires to employ the Executive, and the Executive desires to accept such employment by the Company, upon the terms and conditions hereinafter set forth.

     In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

     1. Employment and Duties. The Company agrees to employ the Executive as the Executive Vice President, Director of Internet Operations of the Company and the Executive accepts such employment and agrees to perform all duties and services consistent with the Executive's position. The Executive shall be the highest ranking executive of the Company's Internet services division and, should the Company create a separate subsidiary through which to conduct such operations, Executive shall be appointed the highest ranking officer of such subsidiary. Executive shall report only to Mark Dresner, the Chairman of the Board of the Company and James McGowan, the President and Chief Executive Officer of the Company. The Executive agrees to devote substantially all of the Executive's business time, attention and energy to perform the Executive's duties and services hereunder. The Executive shall not be required to perform his duties hereunder at a location other than at the Company's corporate headquarters, which shall be located in the Counties of Nassau or Suffolk, in the State of New York, except for reasonable travel which may be required of the Executive; provided, however, that the Executive may spend up to fifty (50%) percent of his business time working from the Washington, D.C. metropolitan area.

     The Company agrees that it shall nominate the Executive to be a director of the Company at each election of directors of the Company to be held during the Employment Period (as defined below), and to recommend to the shareholders of the Company to vote their shares in favor of the election of the Executive as a director of the Company at all such meetings. The Executive agrees to serve as a director of the Company for no additional consideration, except as may be provided to all directors generally.













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     2. Term of Employment. This Agreement shall commence on the date hereof
(the "COMMENCEMENT DATE") and end on the fifth anniversary of the date hereof, unless sooner terminated as provided in Section 5 hereof, and subject to extension as hereinafter provided (the "EMPLOYMENT PERIOD"). At the expiration of the initial five year Employment Period, and any extensions thereof, the Employment Period shall automatically be extended, without any action on the part of the Company or the Executive for an additional period of one year, unless the Company or the Executive shall have submitted a written notice on non-extension to the other party not less than six (6) months prior to the expiration of the then scheduled Employment Period.

     3. Compensation and Benefits.

        3.1 Base Salary. The Company, or a Subsidiary of the Company, shall pay the Executive a base salary of Two Hundred and Fifty Thousand ($250,000) Dollars per annum (the "BASE SALARY"). The Base Salary for each year after the first year may be increased from time to time in the sole discretion of the Board and in any event will be increased annually to reflect corresponding increases in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average. Base Salary shall be payable at such intervals as salaries are paid by the Company to its other executive employees.

        3.2 Stock Options. The Company shall grant the Executive Non-Qualified Stock Options to purchase "restricted" shares of Common Stock of the Company, $.01 par value per share, as follows:

            (a) On the Commencement Date, Non-Qualified Stock Options, of ten
(10) years duration, to purchase Three Hundred Thousand (300,000) "restricted" shares of Common Stock of the Company at an exercise price of $8.50 per share, in the Form of Option attached hereto as "Exhibit A". Such options shall vest, in accordance with the following schedule (conditioned only on the Executive's continued employment by the Company or a Subsidiary of the Company):

              (i)   Twenty-Five Thousand (25,000) on the Commencement Date;

              (ii) Thirty-Five Thousand (35,000) on the first anniversary of the Commencement Date;

              (iii) Forty-Five Thousand (45,000) on the second anniversary of the Commencement Date;

              (iv) Fifty-Five Thousand (55,000) on the third anniversary of the Commencement Date;

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               (v)  Sixty-Five Thousand (65,000) on the fourth anniversary of the Commencement Date; and

               (vi) Seventy-Five Thousand (75,000) on the fifth anniversary of the Commencement Date.

            (b) Non-Qualified Stock Options, of ten (10) years duration, to purchase up to an additional One Hundred Thousand (100,000) "restricted" shares of Common Stock of the Company, at an exercise price of $8.50 per share, vesting Ten Thousand (10,000) shares for each $1 million of net income (as determined by the Company's independent certified public accountants) generated by the Company's Internet division, conditioned only on the Executive's continued employment by the Company or a Subsidiary of the Company.

        3.3 Bonus. In addition to the Base Salary, with respect to each fiscal\ year during the Employment Period, the Company or Subsidiary shall pay the Executive additional bonus compensation, as follows:

            (a) A cash bonus based upon net income generated by the Company's Internet division each year during the Term at the following rates:

               (i)   3% of the first $1,000,000 of net income;

               (ii)  2% of the next $1,000,000 of net income; and

               (iii) 1% of net income in excess of $2,000,000, but less than
                     $15,000,000; and

            (b) A discretionary bonus in an amount to be determined by the Board of Directors (excluding the Executive if he is a director), in its sole discretion.

        3.4 Automobile. The Company shall lease a luxury automobile for the exclusive use and benefit of the Executive. The automobile shall be of a type similar to the automobile currently leased by the Company for the benefit of other executives. The lease shall contain a clause allowing the Executive to purchase the automobile at the termination of the term of the lease.

        3.5 Benefit Plans; Business Expenses. During the Employment Period, the Executive shall be entitled to participate in all plans adopted for the general benefit of the Company's and any subsidiaries' employees or executive employees, such as pension plans, medical plans, investment plans and group or other insurance plans and benefits, to the extent that the Executive is and remains eligible to participate therein and subject to the eligibility provisions of such plans in effect from time to time. The Executive shall be reimbursed for his reasonable

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out-of-pocket expenses incurred in the performance of his duties upon submission of appropriate evidence thereof in conformity with normal Company policy.

        3.6 Indemnification. The Company hereby agrees to indemnify and hold harmless the Executive to the full extent permitted by the New York Business Corporation Law and other relevant statutes. The Company agrees to advance to the Executive, as and when incurred by the Executive, all costs and expenses arising from any claim as to which the Company is providing indemnification hereunder.

     4. Vacation. For each year during the Employment Agreement, the Executive shall be entitled to paid vacation in accordance with the Company's standard policy, but in no event shall the Executive be entitled to less than four (4) weeks vacation per annum.

     5. Termination.

        5.1 Death. This Agreement shall automatically terminate upon the death of the Executive, whereupon the Company shall be obligated to pay to the Executive's estate any unpaid Base Salary through the date of death and Bonus, if any, as determined by the Board of Directors. Amounts payable under this
Section 5.1 shall be payable at the times and intervals set forth in Sections
3.1 and 3.3 hereof.

        5.2 Disability. The Company shall have the right to terminate this Agreement during the continuance of any Disability of the Executive, as hereafter defined, upon fifteen (15) days' prior notice to the Executive during the continuance of the Disability. "Disability" for purposes of this Section 5.2 shall mean an inability by the Executive to perform a substantial portion of the Executive's duties hereunder by reason of physical or mental incapacity or disability for a total of one hundred eighty (180) days or more in any consecutive period of three hundred and sixty-five (365) days, as determined by the Board of Directors in its good faith judgment. In the event of a termination by reason of the Executive's Disability, the Company shall be obligated to pay the Executive any unpaid Base Salary through the date of termination, and Bonus, if any, as determined by the Board of Directors. Amounts payable under this
Section 5.2 shall be payable at the times and intervals set forth in Sections
3.1 and 3.3 hereof.

        5.3 Termination by the Company for Due Cause. Nothing herein shall prevent the Company from terminating Executive's employment for Due Cause. Executive shall continue to receive his Base Salary for the period ending with the date of such termination as provided in this Section 5.3. Any rights and benefits he may have in respect of any other compensation or employee benefit plans or programs of the Company shall be determined in accordance with the terms of such other compensation arrangements or such other plans or programs.

        The term "Due Cause", as used herein, shall mean that (a) the Executive has committed a willful, serious act, such as embezzlement, against the Company or Subsidiary

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intending to enrich himself at the expense of the Company or Subsidiary, or (b)
the Executive, in carrying out his duties hereunder, has been guilty of willful, gross negligence resulting in either case in material harm to the Company or Subsidiary (this provision shall not apply to any particular instance which is merely the result of any good faith error in judgment), (c) the willful and continued failure by Executive to substantially perform his duties with the Company or any subsidiary (other than any such failure resulting from Executive's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties, or (d) the willful engaging by Executive in gross misconduct materially and demonstrably injurious to the Company or any subsidiary. For purposes of this paragraph, no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive, not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company or any subsidiary.

        Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Due Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board (excluding Executive, if he is a member of the Board) at a meeting of the Board called and held for the purpose (after reasonable notice to Executive and an opportunity for Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board Executive was guilty of conduct set forth above and specifying the particulars thereof in detail.

        5.4 Termination by the Executive for Good Reason. Executive may terminate his employment under this Agreement for Good Reason in which event the Executive will continue to receive his Base Salary as provided in Section 3 for a period of twelve (12) months from the date of such termination. During the period of salary continuation hereunder, the Executive will be entitled to continued benefit coverage and benefit credits as provided in Section 3 hereof or the economic equivalent. Any such benefit coverage, or economic equivalent thereto, will be offset by comparable coverage provided to the Executive in connection with any subsequent employment.

            (a) "Good Reason" shall mean:

                (i) Without Executive's express written consent, the assignment to Executive of any duties inconsistent with his positions, duties, responsibilities and status with the Company or a change in his reporting responsibilities, title or offices, or any removal of Executive from or any failure to re-elect him to any of such positions, except in connection with the termination of his employment for Due Cause, Disability or Retirement or as a result of his death, or by Executive other than for Good Reason;

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               (ii) A reduction in Executive's Base Salary or benefits or a breach of the Company's obligations undertaken in this Agreement;

              (iii) In the event of the occurrence of a Change in Control, this
                    Agreement may be terminated by Executive upon the occurrence thereafter of one or more of the following events (in addition to those enumerated above):

                    (A) Any failure to elect or re-elect Executive, or removal of Executive, as a director of the Company (or any successor thereto), if Executive shall have been a director of the Company immediately prior to the Change in Control, or the office of the Company which Executive held immediately prior to a Change in Control;

                    (B) A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company or any subsidiary which Executive had immediately prior to the Change in Control, or the termination of Executive's rights to any Benefits to which he was entitled immediately prior to the Change in Control or a reduction in scope or value thereof without the prior written consent of Executive, any of which is not remedied with ten (10) calendar days after receipt by the Company of written notice from Executive of such change, reduction or termination, as the case may be;

                    (C) A determination by Executive made in good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, he has been rendered substantially unable to carry out, or has been substantially hindered in the performance of, any of the authorities, powers, functions, responsibilities or duties attached to his position immediately prior to the Change in Control,

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                         which situation is not remedied within ten (10)
                         calendar days after receipt by the Company of written notice from Executive of such determination; or

                    (D) The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or a significant portion of its business and/or assets unless the successor or successors (by liquidation, merger, consolidation, reorganization or otherwise) to which all or a significant portion of its business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of the Company under this Agreement hereof.

            (b) Change in Control. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the term (as that term is hereafter defined), any of the following events shall occur:

                (i) The Company is merged, or consolidated, or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 51% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such transaction;

               (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person and thereafter, less than 51% of the combined voting power of the then-outstanding voting securities of the acquiring or consolidated entity, which are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;

              (iii) There is a report filed after the date of this Agreement on
                    Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE

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                    ACT") disclosing that any person (as the term "person" is
                    used in Section 13(d)(3) or Section 14(d)(2) of the Exchange
                    Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13 d-3 or any successor rule or regulation promulgated under the Exchange
                    Act) representing 25% or more of the combined voting power of the then-outstanding voting securities of the Company;

               (iv) The Company shall file a report or proxy statement with the
                    Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 5(f) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that the change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

               (v) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of such period.

        5.5 Termination by Company or Executive Related to the Company's Initial Public Offering. The Company or the Executive shall have the right to terminate this Agreement, upon thirty (30) days written notice to the other party, if the Company's proposed initial public offering of Common Stock is not consummated on or prior to January 1, 2000. In the event of termination by either party pursuant to this Section 5.5, the Executive will enter into a Consulting Agreement with the Company, pursuant to which the Executive will provide consulting services to the Company for a term of one (1) year and at a rate of Two Hundred and Fifty Thousand ($250,000) Dollars per annum.

        5.6 Termination other than for Death, Disability, Due Cause, Good Reason or Related to the Company's Initial Public Offering. The foregoing notwithstanding, following the third anniversary of this Agreement, either the Company or the Executive may terminate the Executive's employment for whatever reason they deem appropriate, upon six (6) months written

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notice to the other party, or such other notice period as mutually agreed to by the parties (the "NOTICE PERIOD"). In the event of such termination, the Company shall be obligated to pay to the Executive his Base Salary throughout the Notice Period, and unpaid bonus, if any, as determined by the Board of Directors. Amounts payable under this Section 5.6 shall be payable at the times and intervals set forth in Sections 3.1 and 3.3 hereof.

        5.7 Notice of Termination. Any Notice of Termination pursuant to this Agreement shall be communicated by written Notice of Termination to the other party hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

        5.8 Date of Termination. "Date of Termination" shall mean:

            (a) If Executive's employment is terminated pursuant to Section 5.4, the date specified in the Notice of Termination, and

            (b) If Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given, one party notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal thereof having expired and no appeal having been perfected).

     6. Restrictions.

        6.1 Confidentiality.

            (a) The Executive recognizes that the Executive's position with the Company is one of trust and confidence. The Executive acknowledges that, during the course of the Executive's employment with the Company, the Executive will necessarily become acquainted with confidential information relating to the customers (including names, addresses and telephone numbers) of the Company, and trade secrets, processes, methods of operation and other information, which the Company regards as confidential and in the nature of trade secrets (collectively "CONFIDENTIAL INFORMATION"). The Executive acknowledges and agrees that the Confidential Information is of incalculable value to the Company and that the Company would suffer damage if any of the Confidential Information was improperly disclosed.

            (b) The Executive covenants and agrees that the Executive will not, at any time during or after the termination of the Executive's relationship with the Company, reveal, divulge, or make known to any person, firm or corporation, any Confidential Information made

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known to the Executive or of which the Executive has become aware, regardless of whether developed, prepared, devised or otherwise created in whole or in part by the efforts of the Executive, except and to the extent that such disclosure is necessary to carry out the Executive's duties for the Company. The Executive further covenants and agrees that the Executive shall retain all Confidential Information in trust for the sole benefit of the Company, and will not divulge or deliver or show any Confidential Information to any unauthorized person including, without limitation, any other employer of the Executive, and the Executive will not make use thereof in an independent business related to the business of the Company.

            (c) The Executive agrees that, upon termination of the Executive's employment with the Company, for any reason whatsoever, or for no reason, and at any time, the Executive shall return to the Company all papers, documents and other property of the Company placed in the Executive's custody or obtained by the Executive during the course of the Executive's employment which relate to Confidential Information, and the Executive will not retain copies of any such papers, documents or other property for any purpose whatsoever.

        6.2 Non-Competition. The Company is in the business of developing, marketing, licensing and supporting network software and hardware products and also provide consulting and services in network security, network design, Internet solutions, troubleshooting and integration (the "BUSINESS"). Executive acknowledges and recognizes that the Business has been conducted, and sales of its products have been made, throughout the United States, and Executive further acknowledges and recognizes the highly competitive nature of the industry in which the Business is involved. Accordingly, in consideration of the premises contained herein, the consideration to be received hereunder, stock options to be granted Executive, Executive shall not, during the Non-Competition Period (as defined below): (i) directly or indirectly engage, whether or not such engagement shall be as a partner, stockholder, affiliate or other participant, in any Competitive Business (as defined below), or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit providing services to customers of the Company or its affiliates;
(ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any other person or entity, including, without limitation, any customer, supplier, employee or consultant of the Company; (iii) induce any employee of the Company to terminate his employment with the Company or to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive Business); or (iv) affirmatively assist or induce any other person or entity to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive Business). Anything contained in this Section 6.2 to the contrary notwithstanding, an investment by Executive in any publicly- traded company in which Executive and his affiliates exercise no operational or strategic control and which constitutes less than 5% of the capital of such entity shall not constitute a breach of this Section 6.2.

        As used herein, "Non-Competition Period" shall mean the period commencing on the date hereof and terminating on the Termination Date; provided, however, that if the Term

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of Employment shall have been terminated pursuant to Section 5.3, then
"Non-Competition Period" shall mean the period commencing on the date hereof and ending on the first anniversary of the Termination Date. "Competitive Business" shall mean any business in any State of the United States in any line of business in which the Company or Subsidiary was engaged or had a formal plan to enter as of the Termination Date.

        Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder and pursuant to other agreements between the Company and Executive to justify clearly such restrictions which, in any event (given his education, skills and ability), Executive does not believe would prevent him from earning a living.

        If at any time the provisions of this Section 6 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 6 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 6 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

     7. Work Product. The Executive agrees that all innovations, inventions, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's actual business or product lines or any business or product lines which the Company has taken significant action to pursue, and which are conceived, developed or made by the Executive while employed by the Company (any of the foregoing, hereinafter "WORK PRODUCT"), belong to the Company. The Executive will promptly disclose all such Work Product to the Board of Directors and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     8. Enforcement. The Executive acknowledges that the Company will suffer substantial and irreparable damages not readily ascertainable or compensable in terms of money in the event of the breach of any of the Executive's obligations under Sections 6 and 7 hereof. The Executive therefore agrees that the provisions of Sections 6 and 7 shall be construed as an agreement independent of the other provisions of this Agreement and any other agreement and that the Company, in addition to any other remedies (including damages) provided by law, shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction thereof. The rights and remedies set forth in this Section 8 shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

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     9. Miscellaneous Provisions.

        9.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, and understandings between the parties with respect to the subject matter hereof.

        9.2 Modification. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties or in the case of a waiver, by the party waiving compliance.

        9.3 Waiver. The failure of either party at any time or times to require performance of any provision hereof in no manner shall affect the right at a later time to enforce the same. No waiver by either party of a breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or a waiver of any other term or covenant contained in this Agreement.

        9.4 Notices. All notices, demands, consents or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) upon the earlier of receipt, one business day after being sent by telecopier or three business days after being sent by registered or certified mail to the parties at the addresses set forth above or to such other address as either party shall hereafter specify by notice to the other party. Irrespective of the foregoing, notice of change of address shall be effective only upon receipt.

        9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed wholly within such state.

        9.6 Arbitration. Any controversy or claim arising out of or relating to this Agreement, the making, interpretation or the breach thereof, other than a claim solely for injunctive relief for any alleged breach of the provisions of Sections 6 or 7 as to which the parties shall have the right to apply for specific performance to any court having equity jurisdiction, shall be resolved by arbitration in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and any party to the arbitration may, if such party so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers for the arbitrator or arbitrators shall include, but not be limited to, the awarding of injunctive relief. The arbitrator shall include in any award in the prevailing party's favor the amount of his or its reasonable attorney's fees and expenses and all other reasonable costs and expenses of the arbitration. In the event the arbitrator

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does not rule in favor of the prevailing party in respect of all the claims alleged by such party, the arbitrator shall include in any award in favor of the prevailing party the amount of his or its reasonable costs and expenses of the arbitration as he deems just and equitable under the circumstances. Except as provided above, each party shall bear his or its own attorney's fees and expenses and the parties shall bear equally all other costs and expenses of the arbitration.

        9.7 Assignability. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations hereunder, only to a successor by merger or by the purchase of all or substantially all of the assets and business of the Company and such rights and obligations shall inure to, and be binding upon, any such successor.

        9.8 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, heirs, permitted successors and permitted assigns.

        9.9 Headings and Word Meanings. Headings and titles in this Agreement are for convenience of reference only and shall not control the construction or interpretation of any provisions hereof. The words "herein," "hereof," "hereunder" and words of similar import, when used anywhere in this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural unless the context otherwise requires.

        9.10 Separability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                INFINITE TECHNOLOGY GROUP, INC.

                                By: /s/ James McGowan
                                    ---------------------------
                                    Name: James McGowan
                                    Title: President and Chief Executive Officer


                                 /s/ Paul Wolotsky
                                 ------------------------------
                                          Paul Wolotsky



                                      -13-

                                    EXHIBIT A

                                (FORM OF OPTION)







                                      -14-

               NEITHER THE OPTION REPRESENTED BY THIS CERTIFICATE
              NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE
                BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
              AS AMENDED, OR UNDER ANY STATE SECURITIES LAW AND MAY
              NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS,
                   THE RULES AND REGULATIONS THEREUNDER OR THE
                      PROVISIONS OF THIS OPTION CERTIFICATE

                         INFINITE TECHNOLOGY GROUP LTD.

                             ----------------------

                               OPTION TO PURCHASE
                             SHARES OF COMMON STOCK
                               AS HEREIN DESCRIBED

                         DATED: AS OF SEPTEMBER 1, 1999

                     THIS CERTIFIES THAT, FOR VALUE RECEIVED

                        NAME:       Paul Wolotsky ("Optionee")

                        ADDRESS:    1729 21st Street, N.W.
                                    Washington, D.C. 20009

or permitted assigns (the "Holder") are entitled, subject to the terms set forth herein, to purchase from Infinite Technology Group Ltd. (the "Company"), a New York corporation, having its offices at 77 Jericho Turnpike, Mineola, New York 10501, Three Hundred Thousand (300,000) shares of the Company's common stock subject to adjustment as set forth herein.

     1. As used herein:

        (a) "Common Stock" or "Common Shares" shall initially refer to the Company's common stock including Underlying Securities, as more fully set forth in Section 5 hereof.

        (b) "Option Price" or "Common Share Price" shall be Eight and 50/100 Dollars ($8.50) per share.

        (c) "Underlying Securities" or "Underlying Shares"or "Underlying Stock" shall refer to the Common Shares or other securities or property issuable or issued upon exercise of this Option.

     2. (a) The purchase rights represented by this Option may be exercised by the Holder hereof, in whole or in part (but not as to less than a whole Common Share), as to the vested portion (as defined below) of this Option only, at any time, and from time to time, during the period commencing this date, until September 1, 2009 (the "Expiration Date"), by the presentation of this Option, with the purchase form attached duly executed, at the Company's office (or such office or agency of the Company as it may designate in writing to the Holder hereof by notice pursuant to Section 13 hereof), specifying the number of Common Shares as to which the Option is being exercised, and upon payment by the Holder to the Company in cash or by certified check or bank draft, in an amount equal to the Option Price times the number of Common Shares then being purchased hereunder. This Option shall vest as follows (conditioned only on the Optionee's continued employment by the Company or a subsidiary of the Company):

     (i) As to Twenty-Five Thousand (25,000) of the Underlying Shares, on the date hereof;

     (ii) As to Thirty-Five Thousand (35,000) of the Underlying Shares, on the first anniversary of the date hereof;

     (iii) As to Forty-Five Thousand (45,000) of the Underlying Shares, on the second anniversary of the date hereof;

     (iv) As to Fifty-Five Thousand (55,000) of the Underlying Shares, on the third anniversary of the date hereof;

     (v) As to Sixty-Five Thousand (65,000) of the Underlying Shares, on the fourth anniversary of the date hereof; and

     (vi) As to Seventy-Five Thousand (75,000) of the Underlying Shares, on the fifth anniversary of the date hereof.

     The portion of this Option which has vested pursuant to (i) to (vi) above shall be referred to as the "vested portion".

        (b) The Company agrees that the Holder hereof shall be deemed the record owner of such Underlying Securities as of the close of business on the date on which this Option shall have been presented and payment made for such Underlying Securities as aforesaid. Certificates for the Underlying Securities so obtained shall be delivered to the Holder hereof within a reasonable time, not exceeding seven (7) days, after the rights represented by this Option shall have been so exercised. If this Option shall be exercised in part only or transferred in part subject to the provisions herein, the Company shall, upon surrender of this Option for cancellation or partial transfer, deliver a new Option evidencing the rights of the Holder hereof to purchase the balance of the Underlying Shares which such Holder is entitled to purchase hereunder.

     3. Subject to the provisions of Section 8 hereof, (i) this Option is exchangeable at the option of the Holder at the aforesaid office of the Company for other Options of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Common Shares as are purchasable hereunder; and (ii) this Option may be divided or combined with other Options which carry the same rights, in either case, upon presentation hereof at the aforesaid office of the Company together with a written notice, signed by the Holder hereof, specifying the names and denominations in which new Options are to be issued, and the payment of any transfer tax due in connection therewith.

     4. Subject and pursuant to the provisions of this Section 4, the Option Price and number of Common Shares subject to this Option shall be subject to adjustment from time to time as set forth hereinafter in this Section 4.

        (a) If the Company shall at any time subdivide its outstanding Common Shares by recapitalization, reclassification, stock dividend, or split-up thereof or other means, the number of Common Shares subject to this Option immediately prior to such subdivision shall be proportionately increased and the Option Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding Common Shares by recapitalization, reclassification or combination thereof or other means, the number of Common Shares subject to this Option immediately prior to such combination shall be proportionately decreased and the Option Price shall be proportionately increased. Any such adjustment to the Option Price shall become effective at the close of business on the record date for such subdivision or combination.

        (b) If the Company after the date hereof shall distribute to all of the holders of its Common Shares any securities including, but not limited to Common Shares, or other assets (other than a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Option Price and the type and/or number of Underlying Securities in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Option rights substantially proportionate to and economically equivalent to those enjoyed hereunder by such Holder immediately prior to the happening of such distribution. Any such adjustment made reasonably and in good faith by the Board of Directors shall be final and binding upon the Holders and shall become effective as of the record date for such distribution.

        (c) No adjustment in the number of Common Shares subject to this Option or the Option Price shall be required under this Section 4 unless such adjustment would require an increase or decrease in such number of shares of at least 1% of the then adjusted number of Common Shares issuable upon exercise of the Option, provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment. If the Company shall make a record of the Holders of its Common Shares for the purpose of entitling them to receive any dividend or distribution and legally abandon its plan to pay or deliver such dividend or distribution then no adjustment in the number of Common Shares subject to the Option shall be required by reason of the making of such record.

        (d) In case of any capital reorganization or reclassification or change of the outstanding Common Shares (exclusive of a change covered by Section 4(a) hereof or which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, change, capital reorganization or change in the ownership of the outstanding Common Shares), or in the case of any sale or conveyance or transfer of all or substantially all of the assets of the Company and in connection with which the Company is dissolved, the Holder of this Option shall have the right thereafter (until the expiration of the right of exercise of this Option) to receive upon the exercise hereof, for the same aggregate Option Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, change, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of Common Shares of the Company equal to the number of common shares obtainable upon exercise of this Option immediately prior to such event; and if any reorganization, reclassification, change, merger, consolidation, sale or transfer also results in a change in Common Shares covered by Section 4(a), then such adjustment shall be made pursuant to both this Section 4(d) and Section 4(a). The provisions of this Section 4(d) shall similarly apply to successive reclassification, or capital reorganizations, mergers or consolidations, changes, sales or other transfers.

        (e) The Company shall not be required to issue fractional Common Shares upon any exercise of this Option. As to any final fraction of a Common Share which the Holder of this Option would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the "current market price" (as defined in Section 4(f) below) of a share of such stock on the business day preceding the day of exercise. The Holder of this Option, by his acceptance hereof, expressly waives any right to receive any fractional shares of stock upon exercise of this Option.

        (f) As used herein, the "current market price" per share of Common Stock on any date shall be: (i) if the Common Stock is listed or admitted for trading on any national securities exchange, the last reported sales price as reported on such national securities exchange; (ii) if the Common Stock is not listed or admitted for trading on any national securities exchange, the average of the last reported closing bid and asked quotation for the Common Stock as reported on the Automated Quotation System of NASDAQ or a similar service if NASDAQ is not reporting such information; (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the Common Stock as quoted by a market maker in the Common Stock (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "current market price"); or (iv) if the Common Stock is not listed or admitted for trading on any national securities exchange or quoted by NASDAQ and there is no market maker in the Common Stock, the fair market value of such shares as determined by the Board of Directors.

        (g) Irrespective of any adjustments pursuant to this Section 4 in the Option Price or in the number, or kind, or class of shares or other securities or other property obtainable upon exercise of this Option, and without impairing any such adjustment the certificate representing this Option may continue to express the Option Price and the number of Common Shares obtainable upon exercise at the same price and number of Common Shares as are stated herein.

        (h) Until this Option is exercised, the Underlying Shares, and the Option Price shall be determined exclusively pursuant to the provisions hereof.

        (i) Upon any adjustment of this Option the Company shall give written notice thereof to the Holder which notice shall include the number of Underlying Securities purchasable and the price per share upon exercise of this Option and shall set forth in reasonable detail the events which resulted in such adjustment

     5. For the purposes of this Option, the terms "Common Shares" or "Common Stock" shall mean (i) the class of stock designated as the common stock of the Company on the date set forth on the first page hereof or (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes from par value to no par value, or from no par value to par value or changes in par value. If at any time, as a result of an adjustment made pursuant to Section 4, the securities or other property obtainable upon exercise of this Option shall include shares or other securities of another corporation or other property, then thereafter, the number of such other shares or other securities or property so obtainable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in
Section 4, and all other provisions of this Option with respect to Common Shares shall apply on like terms to any such other shares or other securities or property. Subject to the foregoing, and unless the context requires otherwise, all references herein to Common Shares shall, in the event of an adjustment pursuant to Section 4, be deemed to refer also to any other shares or other securities or property when obtainable as a result of such adjustments.

     6. The Company covenants and agrees that:

        (a) During the period within which the rights represented by this Option may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Option, such number of its Common Shares as shall be issuable upon the exercise of this Option and at its expense will obtain the listing thereof on all quotation systems or national securities exchanges on which the Common Shares are then listed; and if at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Option, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Option;

        (b) All Common Shares which may be issued upon exercise of the rights represented by this Option will, upon issuance, be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof; and

        (c) All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Option shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Options.

     7. Until exercised, this Option shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.

     8. This Option may not be transferred, sold or assigned except to, in whole or in part (i) any entity controlled by, or under common control with, the Optionee, (ii) the spouse, lineal descendants, estate or a trust for the benefit of any of the foregoing, or (iii) by operation of law. No transfer of all or a portion of the Option (as permitted hereby) or the Underlying Securities shall be made at any time unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Securities Act of 1933, as amended (the "Act"). Subject to the satisfaction of the aforesaid condition and upon surrender of this Option or certificates for any Underlying Securities at the office of the Company, the Company shall deliver a new Option or Options or new certificate or certificates for Underlying Securities to and in the name of the permitted assignee or assignees named therein. Any such certificate may bear a legend reflecting the restrictions on transfer set forth herein.

     9. If this Option is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as the Company may reasonably impose, issue a new Option of like denomination, tenor and date. Any such new Option shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Option shall be at any time enforceable by anyone.

    10. Any Option issued pursuant to the provisions of Section 9 hereof, or upon transfer, exchange, division or partial exercise of this Option or combination thereof with another Option or Options, shall set forth each provision set forth in Sections 1 through 15, inclusive, of this Option as each such provision is set forth herein, and shall be duly executed on behalf of the Company by a duly authorized officer.

     11. Upon surrender of this Option for transfer or exchange or upon the exercise hereof, this Option shall be canceled by the Company, and shall not be reissued by the Company and, except as provided in Section 2 in case of a partial exercise, Section 3 in case of an exchange or Section 8 in case of a transfer, or Section 9 in case of mutilation. Any new Option certificate shall be issued promptly but not later than fifteen (15) days after receipt of the old Option certificate.

     12. This Option shall inure to the benefit of and be binding upon the Holder hereof, the Company and their respective successors, heirs, executors, legal representatives and assigns.

     13. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two (2) days after mailing when mailed by certified or registered mail, return receipt requested, to the party to whom such notice is intended, at the address of such other party as set forth on the first page hereof, or at such other address of which the Company or Holder has been advised by the notice hereunder.

     14. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

     15. The validity, interpretation and performance of this Option and of the terms and provisions hereof shall be governed by the laws of the State of New York applicable to agreements entered into and performed entirely in such state.

        IN WITNESS WHEREOF, the parties have caused this Option to be executed as of September 1, 1999.

                              INFINITE TECHNOLOGY GROUP LTD.


                              By:
                                 --------------------------------------
                                 Name: James McGowan
                                 Title:  President and Chief Executive Officer



                              ------------------------------------------
                                             Paul Wolotsky

                                  PURCHASE FORM
                     TO BE EXECUTED UPON EXERCISE OF OPTION

        The undersigned record holder of the within Option hereby irrevocably elects to exercise the right to purchase _________ Common Shares of Infinite Technology Group Ltd., evidenced by the within Option, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full.

        The undersigned requests that certificates for such shares shall be issued in the name set forth below.

               Dated: ___________, _____

                                      ------------------------------------------
                                      Signature

                                      ------------------------------------------
                                      Print Name of Signatory

                                      ------------------------------------------
                                      Name to whom certificates are
                                      to be issued if different from above

                                      ------------------------------------------
                                      ------------------------------------------
                                      Address

                                      ------------------------------------------
                                      Social Security No. or other identifying number

If said number of shares shall not be all the shares purchasable under the within Option, the undersigned requests that a new Option for the unexercised portion shall be registered in the name of:

                                      ------------------------------------------
                                      (Please Print)

                                      ------------------------------------------
                                      ------------------------------------------
                                      Address

                                      ------------------------------------------
                                      Social Security No. or other identifying number

                                      ------------------------------------------
                                      Signature

                                      ------------------------------------------
                                      Print Name of Signatory

                               FORM OF ASSIGNMENT

        FOR VALUE RECEIVED, __________ hereby sells, assigns and transfers to __________ (Social Security or I.D. No. __________) the within Option, or that portion of this Option purchasable for _______ common shares together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint _____________ attorney to transfer such Option on the register of the within named Company, with full power of substitution.



                                               --------------------------------
                                               (Signature)


Dated: __________, _____

Signature Guaranteed:



----------------------------